Filed by LCNB Corp.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a-12
under the Securities Exchange Act of 1934

Subject Company: Eagle Financial Bancorp, Inc.

Press Release

LCNB Corp. Contact:	LCNB Investor and Media Contact:	Eagle Financial Bancorp, Inc. Contact
Eric J. Meilstrup President Chief Executive Officer LCNB National Bank (513) 932-1414 Shareholderrelations@lcnb.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com	Gary J. Koester Chairman and Chief Executive Officer EAGLE.bank (513) 574-0700 gary.koester@eagle.bank

LCNB Corp. Agrees to Acquire Eagle Financial Bancorp, Inc.

Transaction will create one of the largest community banks in Southwest Ohio
Expected to be accretive to earnings per share in year one
Expected earn-back of tangible book value dilution in approximately 2.1 years

LEBANON, Ohio & CINCINNATI, Ohio – November 29, 2023 – LCNB Corp. (“LCNB”) (NASDAQ: LCNB), the holding company for LCNB National Bank, and Eagle Financial Bancorp, Inc. (“EFBI” or “Eagle”) (OTCQB: EFBI), the holding company for EAGLE.bank, announced today that they have signed a definitive merger agreement whereby LCNB will acquire EFBI in a stock-and-cash transaction. EAGLE.bank operates three full-service banking offices in Cincinnati, Ohio. EFBI had approximately $175.8 million in assets, $140.8 million in loans, $135.0 million of deposits, and $26.3 million in consolidated stockholders’ equity as of September 30, 2023. When completed, the transaction will increase LCNB’s presence in the Cincinnati market.

Subject to the terms of the merger agreement, which has been approved by the Board of Directors of each company, EFBI shareholders will have the opportunity to elect to receive either 1.1401 shares of LCNB stock or $19.10 per share in cash for each share of EFBI common stock owned, subject to at least 60%, but not more than 70% of the shares of EFBI being exchanged for LCNB common stock. As of September 30, 2023, EFBI reported 1,342,275 shares of common stock outstanding, as well as 115,807 options with a weighted average strike price of $16.18 per share (each option carries the right to purchase one EFBI share). Any unexercised stock options of EFBI will be canceled, prior to the effective time of the merger, in exchange for a cash payment per option equal to the difference between $19.10 and the exercise price of the option. Based on LCNB’s closing share price of $14.65 as of November 28, 2023, and assuming 60% of the EFBI shares elect stock, the aggregate transaction value is $23.1 million and has a blended value of $17.73 for each EFBI share. For EFBI this equates to 91% of tangible book value as of September 30, 2023.

Eric Meilstrup, President and CEO of LCNB, stated, “We are thrilled to announce the agreement with Eagle Financial Bancorp. Eagle represents the second acquisition we have announced this year, and further supports our growth in the Cincinnati region. Upon completion of the transaction, LCNB will have 25 branches and $1.4 billion in deposits within the Cincinnati MSA, adding to LCNB’s position as one of the largest community banks in Southwest Ohio.”

Mr. Meilstrup continued, “Both LCNB and Eagle have a similar legacy of providing Southwestern Ohio communities with trusted financial services for over 140 years. The combining of our two institutions will provide more benefits, financial products, and opportunities for Eagle’s customers, and create the premier community banking institution in the Cincinnati / Northern Kentucky market. We are excited to welcome Eagle’s employees, customers, and shareholders to LCNB, and we believe this transaction will enhance LCNB’s long-term profitability metrics and earnings growth rate.”

Gary J. Koester, Chairman and CEO of EFBI, stated, “We are excited to join LCNB, a Southwest Ohio-based bank that shares a common philosophy focused on supporting customers, employees, and communities. As part of a larger organization, we believe our customers will benefit from expanded financial products and resources, including trust and wealth management solutions, as well as greater access to additional full-service bank locations throughout the greater Cincinnati market. We also believe that our employees will have greater opportunities for growth and advancement as part of a larger community bank with such an outstanding reputation. Finally, we believe our shareholders will also benefit as part of a larger bank with greater liquidity, strong earnings power, and a very attractive dividend yield.”

Following the merger, Patricia L. Walter, President of EFBI and EAGLE.bank, will join LCNB as an Executive Vice President.

Excluding one-time transaction costs and assuming a second quarter 2024 closing date, LCNB expects the transaction to be modestly accretive in 2024 and approximately 11.5% and 11.1% accretive to 2025 and 2026 fully diluted earnings per share, respectively. One-time transaction costs to be incurred as part of the transaction are estimated at $5.1 million, after-tax. Tangible book value per share dilution is expected to be approximately 2.4% at closing, with an expected tangible book value earn-back of approximately 2.1 years using the crossover method. Excluding any interest rate-related purchase accounting adjustments, the transaction would be immediately accretive to tangible book value.

When the transaction is completed, LCNB is estimated to have consolidated assets of approximately $2.5 billion with 36 banking offices in Ohio and one branch office in Northern Kentucky. Subject to regulatory approval, EFBI shareholder approval and other customary conditions set forth in the definitive merger agreement, the transaction is anticipated to close in the second quarter of 2024. LCNB shareholder approval is not required. At closing, EAGLE.bank's banking offices will become branches of LCNB.

LCNB is being advised by Hovde Group, LLC and Dinsmore & Shohl LLP. EFBI is being advised by Janney Montgomery Scott LLC. and Luse Gorman, PC.

Important Information for Investors and Shareholders:

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities of LCNB. LCNB will file a registration statement on Form S-4 and other documents regarding the proposed business combination transaction referenced in this press release with the Securities and Exchange Commission (“SEC”) to register the shares of LCNB’s common stock to be issued to the shareholders of EFBI. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of EFBI in advance of a special meeting of shareholders of EFBI that will be held to consider and vote on the proposed transaction. Investors and EFBI shareholders are urged to read the proxy statement/prospectus and any other relevant documents to be filed with the SEC in connection with the proposed transaction because they will contain important information about LCNB, EFBI and the proposed transaction. Investors and shareholders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to LCNB Corp., 2 North Broadway, P.O. Box 59, Lebanon, Ohio 45036: Investor Relations.

EFBI and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of EFBI in connection with the proposed transaction. Information about the directors and executive officers of EFBI may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph when it becomes available.

About LCNB Corp.:

LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio and Northern Kentucky. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank also provides community-oriented banking services to customers in Northern Kentucky through a bank office in Boone County, Kentucky. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

About Eagle Financial Bancorp, Inc.:

Eagle Financial Bancorp, Inc. is a bank holding company headquartered in Cincinnati, Ohio. Originally chartered in 1882, EAGLE.bank is a state-chartered bank operating under a universal bank charter election in accordance with applicable Ohio law. At September 30, 2023, EFBI had $175.8 million of total assets, $135.0 million of total deposits and $26.3 million of consolidated stockholders’ equity. EAGLE.bank provides financial services primarily to individuals, families, and businesses through its main office and two branch offices located in Hamilton County, Ohio.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, failure to successfully complete the proposed transaction and to successfully integrate EFBI into LCNB, which includes the failure to retain the acquired customer relationships; failure to obtain requisite regulatory and shareholder approvals and satisfy other closing conditions; adverse changes in economic conditions; the impact of competitive products and pricing; and the other risks set forth in the LCNB’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

LCNB encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. LCNB undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed by LCNB with the SEC are available free of charge at the SEC’s website at www.sec.gov and/or from LCNB’s website.